UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

AIKIDO PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AIKI	The NASDAQ Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 3, 2021, the board of directors (the “Board”) of AIkido Pharma Inc., a Delaware corporation (the “Company”) approved an amendment to the Amended and Restated Bylaws of the Company (the "Amendment"). The Amendment, which was adopted and effective as of November 3, 2021, allows the holders of 33 1/3 of the outstanding shares of stock entitled to vote to constitute a quorum at a meeting of stockholders for the transaction of any business.  Also effective November 3, 2021, the by-laws will now be referred to as the Amended and Restated Bylaws of AIkido Pharma Inc. to reflect the Company’s name change to AIkido Pharma, Inc. in March 2020. No other changes were made to our by-laws.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The information set forth in Item 5.07 is incorporated herein by reference.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of the AIkido Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA, INC.

Date: November 9, 2021	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
Chief Executive Officer

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